UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2004

JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L

(Exact Name of Registrant as Specified in its Charter)

Luxembourg	333-106666	98-0399297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

174 Route de Longwy
L-1940 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)

(352) 226027
(Registrant’s telephone number, including area code)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On August 3, 2004, Michael DiGregorio resigned from his position as Executive Vice President and Chief Financial Officer of Jafra Worldwide Holdings (Lux) S.àR.L. (the “Company”).

     On August 3, 2004, the Company named Gary Eshleman acting Chief Financial Officer of the Company. Mr. Eshleman is 45 years old. He joined the Company in September 1998 as a Director of Treasury and Tax and subsequently became a Vice President, a position he held until his current promotion to acting Chief Financial Officer. The Company has not entered into an employment agreement with Mr. Eshleman.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2004

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ RONALD B. CLARK
Ronald B. Clark
Chief Executive Officer

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